FLIR Systems Announces Second Quarter 2015 Financial Results

Revenue and EPS Increase 6% and 16% Over the Prior Year, Respectively; Year to Date EPS Increases 35% Over the Prior Year

WILSONVILLE, OR -- (Marketwired - July 24, 2015) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the second quarter ended June 30, 2015. Revenue was $393 million, up 6% compared to second quarter 2014 revenue of $369.4 million. On a constant-currency basis, revenue for the second quarter was up 12% compared to the prior year, as foreign currency exchange fluctuations negatively impacted revenue by approximately $20 million. Operating income in the second quarter was $70.5 million, compared to $59.4 million in the second quarter of 2014. Operating income was impacted by pretax charges related to previously-announced restructuring initiatives of $0.5 million in the second quarter of 2015 and $3.5 million in the second quarter of 2014. Second quarter 2015 net income was $50.5 million, or $0.36 per diluted share, compared with net income of $44.8 million, or $0.31 per diluted share in the second quarter a year ago. Net income was impacted by after-tax restructuring charges of $0.3 million in the second quarter of 2015 and $2.7 million, or $0.02 per diluted share, in the second quarter of 2014. Cash provided by operations in the second quarter of 2015 was $48.9 million.

The Surveillance segment contributed $107.8 million of revenue during the second quarter, down 5% from the prior year. The Instruments segment had $90.3 million of revenue, up 7% versus the prior year, and was negatively impacted by foreign currency exchange fluctuations by approximately $7 million. FLIR's OEM & Emerging Markets segment recorded revenue of $46.3 million in the second quarter, down 9% from the prior year. Revenue from the Maritime segment was $52 million, down 6% from the second quarter of 2014, and was negatively impacted by foreign currency exchange fluctuations by approximately $7 million. Security segment revenue was $60 million, an increase of 34% over the second quarter results last year. The Detection segment contributed $36.5 million of revenue, an increase of 77% from the prior year.

"With currency-neutral revenue growth of approximately 7% and EPS growth of 35%, we have been successful in executing on our strategies in the first half of 2015," said Andy Teich, President and CEO of FLIR. "Innovations in many of our commercial markets have driven broader adoption of our thermal and other sensing technologies. FLIR's commercially-developed, military qualified (CDMQ) model continues to be a positive differentiator in our government and military markets while our restructuring initiatives have proven very beneficial from a profitability standpoint. We look forward to continuing this momentum into the second half of 2015."

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $536 million as of June 30, 2015, a decrease of $21 million, or 4%, during the quarter and a decrease of $12 million, or 2%, from the second quarter of 2014.

Revenue and Earnings Outlook for 2015

Based on financial results for the first half of 2015 and the outlook for the remainder of the year, FLIR continues to expect revenue for the full year 2015 to be in the range of $1.55 billion to $1.6 billion and net earnings, excluding restructuring charges, to be in the range of $1.60 to $1.70 per diluted share.

Dividend Declaration

FLIR's Board of Directors has declared a quarterly cash dividend of $0.11 per share on FLIR common stock, payable September 4, 2015, to shareholders of record as of close of business on August 21, 2015.

Conference Call

FLIR has scheduled a conference call at 8:00 a.m. ET (5:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 11:00 a.m. ET (8:00 a.m. PT) at this same internet address. Summary second quarter and historical financial data may be accessed online from the Financial Info Database link at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements

The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2015" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

Revenue                          $ 392,975  $ 369,380  $ 737,492  $ 720,923
Cost of goods sold                 203,360    186,662    371,980    369,673
                                 ---------  ---------  ---------  ---------
    Gross profit                   189,615    182,718    365,512    351,250

Operating expenses:
Research and development            35,154     36,307     69,848     72,633
Selling, general and
 administrative                     83,476     83,500    158,611    165,442
Restructuring expenses                 454      3,547        768     11,361
                                 ---------  ---------  ---------  ---------
    Total operating expenses       119,084    123,354    229,227    249,436

    Earnings from operations        70,531     59,364    136,285    101,814

Interest expense                     3,358      3,629      7,019      7,337
Interest income                       (295)      (272)      (542)      (536)
Other expense (income), net          1,020     (1,070)       320     (1,269)
                                 ---------  ---------  ---------  ---------

    Earnings before income taxes    66,448     57,077    129,488     96,282

Income tax provision                15,948     12,319     31,078     21,630
                                 ---------  ---------  ---------  ---------

    Net earnings                 $  50,500  $  44,758  $  98,410  $  74,652
                                 =========  =========  =========  =========

Earnings per share:
Basic                            $    0.36  $    0.32  $    0.70  $    0.53
                                 =========  =========  =========  =========
Diluted                          $    0.36  $    0.31  $    0.70  $    0.52
                                 =========  =========  =========  =========

Weighted average shares
 outstanding:
  Basic                            140,063    141,574    139,916    141,255
                                 =========  =========  =========  =========
  Diluted                          141,491    144,120    141,484    143,964
                                 =========  =========  =========  =========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                    June 30,    December 31,
                                                      2015          2014
                                                  ------------  ------------
                      ASSETS

Current assets:
  Cash and cash equivalents                       $    560,190  $    531,374
  Accounts receivable, net                             327,653       354,658
  Inventories                                          360,571       320,605
  Prepaid expenses and other current assets             86,000        93,691
  Deferred income taxes, net                            38,509        38,873
                                                  ------------  ------------
    Total current assets                             1,372,923     1,339,201

Property and equipment, net                            260,763       247,094
Deferred income taxes, net                              20,146        19,941
Goodwill                                               544,501       553,335
Intangible assets, net                                 122,344       133,212
Other assets                                            59,039        61,240
                                                  ------------  ------------
                                                  $  2,379,716  $  2,354,023
                                                  ============  ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                                $    121,605  $     98,173
  Deferred revenue                                      29,989        27,878
  Accrued payroll and related liabilities               53,740        62,065
  Accrued expenses                                      35,348        51,810
  Accrued income taxes                                   3,991         4,586
  Other current liabilities                             50,634        50,045
  Current portion long-term debt                        15,000        15,000
                                                  ------------  ------------
    Total current liabilities                          310,307       309,557

Long-term debt                                         350,715       357,986
Deferred income taxes                                   13,365        13,905
Accrued income taxes                                    11,513        11,096
Other long-term liabilities                             55,341        51,706

Commitments and contingencies

Shareholders' equity                                 1,638,475     1,609,773
                                                  ------------  ------------
                                                  $  2,379,716  $  2,354,023
                                                  ============  ============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

Cash flows from operating
 activities:
  Net earnings                   $  50,500  $  44,758  $  98,410  $  74,652
  Income items not affecting
   cash:
    Depreciation and amortization   12,122     14,236     24,611     30,706
    Deferred income taxes               46       (591)       142        915
    Stock-based compensation
     arrangements                    8,181      8,447     12,938     17,203
  Other non-cash items               2,480     (2,109)      (823)    (3,599)
  Changes in operating assets and
   liabilities                     (24,397)     5,848    (11,419)    10,536
                                 ---------  ---------  ---------  ---------
Cash provided by operating
 activities                         48,932     70,589    123,859    130,413
                                 ---------  ---------  ---------  ---------

Cash flows from investing
 activities:
  Additions to property and
   equipment, net                  (17,614)   (16,239)   (30,753)   (25,828)
                                 ---------  ---------  ---------  ---------
Cash used by investing activities  (17,614)   (16,239)   (30,753)   (25,828)
                                 ---------  ---------  ---------  ---------

Cash flows from financing
 activities:
  Repayments of long term debt      (3,750)    (3,750)    (7,500)    (7,500)
  Repurchase of common stock       (31,426)   (41,237)   (31,426)   (43,003)
  Dividends paid                   (15,397)   (14,160)   (30,774)   (28,245)
  Proceeds from shares issued
   pursuant to stock-based
   compensation plans               15,222     20,093     19,636     28,969
  Excess tax benefit of stock
   options exercised                 3,262      3,860      4,041      6,559
  Other financing activities            (1)      (264)        (8)       (14)
                                 ---------  ---------  ---------  ---------
Cash used by financing activities  (32,090)   (35,458)   (46,031)   (43,234)
                                 ---------  ---------  ---------  ---------

Effect of exchange rate changes
 on cash                            13,182       (914)   (18,259)    (1,754)
                                 ---------  ---------  ---------  ---------

Net increase in cash and cash
 equivalents                        12,410     17,978     28,816     59,597
Cash and cash equivalents:
  Beginning of period              547,780    584,095    531,374    542,476
                                 ---------  ---------  ---------  ---------
  End of period                  $ 560,190  $ 602,073  $ 560,190  $ 602,073
                                 =========  =========  =========  =========

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------
REVENUE
  Surveillance                   $ 107,814  $ 113,641  $ 220,715  $ 236,729
  Instruments                       90,260     83,968    174,080    168,023
  OEM and Emerging Markets          46,285     51,124     86,120     99,039
  Maritime                          52,030     55,230    103,002    107,805
  Security                          60,048     44,735     98,854     74,045
  Detection                         36,538     20,682     54,721     35,282
                                 ---------  ---------  ---------  ---------
                                 $ 392,975  $ 369,380  $ 737,492  $ 720,923
                                 =========  =========  =========  =========

EARNINGS (LOSS) FROM OPERATIONS
  Surveillance                   $  26,378  $  22,634  $  56,546  $  45,900
  Instruments                       28,341     21,037     56,404     41,486
  OEM and Emerging Markets          10,495     13,914     19,274     22,720
  Maritime                           6,421      9,714     11,210     18,544
  Security                           7,874      5,886     11,689      7,572
  Detection                          9,380      3,152     12,059      1,353
  Other                            (18,358)   (16,973)   (30,897)   (35,761)
                                 ---------  ---------  ---------  ---------
                                 $  70,531  $  59,364  $ 136,285  $ 101,814
                                 =========  =========  =========  =========

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com